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                          CONSENT OF INDEPENDENT ACCOUNTANTS








    We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 10, 1995 relating to the consolidated financial statements of Premier Financial Bancorp, Inc. and Subsidiaries as of December 31, 1994 and for the year then ended, incorporated therein by reference, and to the reference to our firm under the heading "Experts" in such Proxy Statement/Prospectus.







                             McNEAL WILLIAMSON & CO.


July 31, 1997
Logan, West Virginia